Dohan and Company

Certified Public Accountants

7700 North Kendall Drive, 200

Miami, Florida 33156-7578

Telephone 305-274-1366

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form 10-SB of our report dated February 27, 2004.

/s/ “Dohan and Company”

Dohan and Company, P.A., CPA’s

March 26, 2004

Dohan and Company

Certified Public Accountants

7700 North Kendall Drive, 200

Miami, Florida 33156-7578

Telephone 305-274-1366

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors

Imperial Consolidated Capital

(An Exploration Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheets of Imperial Consolidated Capital (an Exploration Stage Company) as of June 30, 2003 and 2002, and the related statements of operations, cash flows and stockholders’ equity (deficiency in assets) for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imperial Consolidated Capital (An Exploration Stage Company) as of June 30, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is in the exploration stage and has suffered recurring losses from operations and recurring deficiencies in working capital that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2 to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Dohan and Company”

Dohan and Company, CPA’s

Miami, Florida

February 27, 2004